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                                                                     EXHIBIT 5.1




                                 April 4, 2002

Unigene Laboratories, Inc
110 Little Falls Road
Fairfield, New Jersey 07004

Re: Registration on Form S-8 of Shares of Common Stock of Unigene Laboratories,
    Inc.

Gentlemen and Ladies:

We have acted as special counsel for Unigene Laboratories (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 3,770,000 shares (the "Shares") of the Company's common stock, par value $.01 per share, proposed to be issued pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission under the Securities Act relating to the 1994 Outside Directors Stock Option Plan, Directors 1999 Stock Option Plan, 2000 Stock Option Plan, and Director Stock Option Grants for Allen Bloom, J. Thomas August and Bruce Morra (the "Plans").

We have participated in the preparation of the Registration Statement and examined such corporate records and documents and matters of law as we have considered appropriate to enable us to give this opinion. In making our examination we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based upon the foregoing, it is our opinion that the Shares, when issued upon exercise of stock options in accordance with the terms of the Plans and the related stock option agreements and when delivered to the purchasers thereof against payment of the exercise price therefor, will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion contained herein relates solely to the Delaware General Corporation Law, and we express no opinion herein concerning the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.



                                                     Very truly yours,


                                                     /s/ Dechert
                                                     -----------
                                                      Dechert